Exhibit 99.1

Consolidated Financial Statements of

MIRANDA TECHNOLOGIES INC.

For the years ended December 31, 2011 and 2010 and as at January 1, 2010

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Miranda Technologies Inc.

We have audited the accompanying consolidated financial statements of Miranda Technologies Inc., which comprise the consolidated statements of financial position as at December 31, 2011, December 31, 2010 and January 1, 2010, the consolidated statements of comprehensive income, changes in equity and cash flows for the years ended December 31, 2011 and December 31, 2010, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Miranda Technologies Inc. as at as at December 31, 2011, December 31, 2010 and January 1, 2010, and its consolidated financial performance and its consolidated cash flows for the years ended December 31, 2011 and December 31, 2010 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG LLP*

Chartered Accountants

February 28, 2012

Montréal, Canada

*	CA Auditor permit no 14114

MIRANDA TECHNOLOGIES INC.

Consolidated Financial Statements

For the years ended December 31, 2011 and 2010 and as at January 1, 2010

MIRANDA TECHNOLOGIES INC.

Consolidated Statements of Financial Position

As at December 31, 2011 and 2010 and January 1, 2010

(In thousands of Canadian dollars)

	Note	December 31, 2011	December 31, 2010	January 1, 2010

Assets

Current assets
Cash and cash equivalents	7	$31,367	$30,486	$29,264
Temporary investments	8	–	4,999	19,904
Trade and other receivables	9	42,547	29,546	25,601
Inventories	10	20,350	20,405	14,512
Income taxes and tax credits receivable	11	3,453	5,307	5,808
Prepaid expenses and other		2,035	2,066	1,650
		99,752	92,809	96,739

Tax credits receivable	11	11,352	9,350	1,870
Property, plant and equipment	12	32,548	30,923	29,109
Intangible assets	13	34,081	39,429	20,960
Goodwill	14	44,745	44,219	20,562
Deferred tax assets	15	–	579	485

Total assets		$222,478	$217,309	$169,725

Liabilities

Current liabilities
Trade and other payables	16	$25,045	$21,139	$13,505
Provisions	17	1,762	1,808	2,071
Deferred revenue	18	6,229	5,934	2,327
Income taxes payable		4,143	2,329	1,239
Loans and borrowings	19	–	3,119	9
		37,179	34,329	19,151

Other payables	16	391	942	555
Provisions	17	1,655	964	933
Deferred revenue	18	3,595	3,590	3,601
Loans and borrowings	19	–	22,251	136
Deferred tax liabilities	15	14,161	13,772	8,124

Total liabilities		56,981	75,848	32,500

Equity

Share capital	24 (a)	98,221	98,103	103,165
Contributed surplus	26 (a)	5,042	4,655	4,413
Retained earnings		62,884	40,324	29,647
Accumulated other comprehensive loss	24 (c)	(650)	(1,621)	–
Total equity		165,497	141,461	137,225

Operating leases and guarantees	27
Contingencies	28

Total liabilities and equity		$222,478	$217,309	$169,725

See accompanying notes to the consolidated financial statements.

On behalf of the Board:

/S/ Terry Nickerson	/S/ Jean Bazin
Director	Director

MIRANDA TECHNOLOGIES INC.

Consolidated Statements of Comprehensive Income

Years ended December 31, 2011 and 2010

(In thousands of Canadian dollars, except per share amounts)

	Note	December 31, 2011	December 31, 2010

Revenue	20	$181,883	$143,673
Cost of sales		71,663	58,803
Gross profit		110,220	84,870

Selling, general and administration expenses		61,215	51,247
Research and development expenses, net of tax credits of $4,875 ($8,124 in 2010)		22,732	17,918
Results from operating activities		26,273	15,705

Finance income	22	(2,716)	(744)
Finance costs	22	2,238	3,144
Net finance (income) expense		(478)	2,400

Profit before income taxes		26,751	13,305
Income taxes expense	23	4,191	2,051
Net profit for the year		22,560	11,254

Other comprehensive (income) loss:
Foreign currency translation differences for foreign operations, net of taxes		(971)	1,621
Total comprehensive income for the year		$23,531	$9,633

Earnings per share:
Basic	25	$1.04	$0.50
Diluted	25	1.03	0.50

See accompanying notes to the consolidated financial statements.

MIRANDA TECHNOLOGIES INC.

Consolidated Statements of Changes in Equity

Years ended December 31, 2011 and 2010

(In thousands of Canadian dollars, except share amounts)

		Share capital		Contri- buted	Retained	Accumulated other comprehensive	Total
	Note	Number	Amount	surplus	earnings	loss (1)	equity

Balance at January 1, 2010		22,837,648	$103,165	$4,413	$29,647	$–	$137,225

Net profit for the year		–	–	–	11,254	–	11,254

Shares issued pursuant to the exercise of stock options	24 (a)	11,298	19	–	–	–	19

Shares redeemed pursuant to the normal course issuer bid	24 (b)	(1,124,850)	(5,081)	–	(577)	–	(5,658)

Share-based compensation related to the stock options	26 (a)	–	–	242	–	–	242

Foreign currency translation for foreign operations		–	–	–	–	(1,621)	(1,621)

Balance at December 31, 2010		21,724,096	98,103	4,655	40,324	(1,621)	141,461

Net profit for the year		–	–	–	22,560	–	22,560

Shares issued pursuant to the exercise of stock options	24 (a)	35,885	118	–	–	–	118

Share-based compensation related to the stock options	26 (a)	–	–	387	–	–	387

Foreign currency translation for foreign operations		–	–	–	–	971	971

Balance at December 31, 2011		21,759,981	$98,221	$5,042	$62,884	$(650)	$165,497

(1)	Represents reserve translation adjustment.

See accompanying notes to the consolidated financial statements.

MIRANDA TECHNOLOGIES INC.

Consolidated Statements of Cash Flows

Years ended December 31, 2011 and 2010

(In thousands of Canadian dollars)

	Note	December 31, 2011	December 31, 2010

Operating activities:
Net profit for the year		$22,560	$11,254
Adjustments:
Depreciation of property, plant and equipment	12	4,102	3,978
Amortization of intangible assets	13	6,020	5,173
Share-based payments	26 (a)	387	242
Net interest expense	22	452	139
Income taxes expense	23	4,191	2,051
Effect of exchange rates on long-term monetary assets and liabilities		(36)	(125)
Effect of exchange rates on cash and cash equivalents		(543)	1,357

		37,133	24,069

Changes in non-cash operating working capital items:
Trade and other receivables		(12,939)	(1,666)
Inventories		56	(5,794)
Income taxes and tax credits receivable		(66)	(7,088)
Prepaid expenses and other		34	161
Trade and other payables		3,315	4,620
Provisions		636	(128)
Deferred revenue		271	857

Cash generated from operating activities		28,440	15,031

Income taxes paid		(1,598)	(1,276)

Net cash from operating activities		26,842	13,755

Investing activities:
Proceeds from sale of temporary investments		4,999	14,905
Additions to property, plant and equipment		(5,667)	(3,381)
Additions to intangible assets		(147)	–
Business acquisition, excluding cash	6	–	(40,692)
Interest received		157	187
Net cash used in investing activities		(658)	(28,981)

Financing activities:
Repayment of loans and borrowings		(25,391)	(937)
Increase in loans and borrowings		–	25,012
Redemption of shares		–	(5,658)
Proceeds from exercise of stock options		118	19
Interest paid		(609)	(332)

Net cash (used in) from financing activities		(25,882)	18,104

Effect of exchange rates on cash and cash equivalents		543	(1,357)
Effect of exchange rates on cash and cash equivalents related to translation of foreign operations		36	(299)

Change in cash and cash equivalents		881	1,222

Cash and cash equivalents, beginning of year		30,486	29,264

Cash and cash equivalents, end of year		$31,367	$30,486

See accompanying notes to the consolidated financial statements.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

1.	Reporting entity:

Miranda Technologies Inc. (the “Company”) is incorporated under Part 1A of the Companies Act (Québec). The Company is domiciled in Canada and its registered office is located at 3499 Douglas-B-Floréani, Montréal, Québec, H4S 2C6. The consolidated financial statements of the Company comprise the Company and its subsidiaries (the “Company”). The Company is a worldwide provider of infrastructure, playout and monitoring systems for the television broadcast, cable, satellite and IPTV industry.

2.	Basis of presentation:

(a)	Statement of compliance:

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). These are the Company’s first annual consolidated financial statements prepared under IFRS in accordance with IFRS 1, First-time Adoption of International Financial Reporting Standards. The first date at which IFRS was applied was January 1, 2010 (“transition date”). In accordance with IFRS 1, the Company has:

•	provided comparative financial information;

•	applied the same accounting policies throughout all periods presented;

•	retroactively applied all effective IFRS standards as at December 31, 2011, as required; and

•	applied certain optional exemptions and certain mandatory exceptions as applicable for first-time IFRS adopters.

The Company’s consolidated financial statements were previously prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”).

An explanation of how the transition from Canadian GAAP to IFRS as at the transition date has affected the reported financial position, financial performance and cash flows of the Company, including the mandatory exception and optional exemptions under IFRS 1, is provided in note 33.

The consolidated financial statements were approved for issue by the Board of Directors on February 28, 2012.

(b)	Basis of measurement:

The consolidated financial statements have been prepared on the historical cost basis except for the following material items in the consolidated statement of financial position:

•	derivative financial instruments are measured at fair value; and

•	liabilities for cash-settled share-based payment arrangements are measured at fair value.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

2.	Basis of presentation (continued):

(c)	Functional and presentation currency:

These consolidated financial statements are presented in Canadian dollars, which is the Company’s functional currency. All financial information presented in Canadian dollars has been rounded to the nearest thousand.

(d)	Use of estimates and judgments:

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, contingent assets and liabilities, income and expenses during the reporting period. Consequently, actual results may differ from those estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

The key judgments made in applying accounting policies that have the most significant effect on the amounts recognized in these consolidated financial statements are related to the estimation of the fair value of the assets acquired and liabilities assumed for the OmniBus acquisition, the determination of the provision for inventory obsolescence as well as the evaluation and recoverability of the deferred tax assets and research and development tax credits. The Company uses its best estimate to determine which R&D expenses qualify for R&D tax credits and in what amounts. The Company recognizes the tax credits once it has reasonable assurance that they will be realized. Recorded tax credits are subject to review and approval by tax authorities and therefore, could be different from the amounts recorded.

Other areas of judgment and uncertainty relate to estimation in determining deferred revenue and share-based payments, estimating the useful life of property, plant and equipment and intangible assets for the determination of depreciation and amortization expense, as well as the evaluation of the recoverability of property, plant and equipment, intangible assets and goodwill and the fair value of financial instruments.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies:

The accounting policies set out below have been applied consistently in all periods presented in these consolidated financial statements, and have been applied consistently by the Company’s subsidiaries.

(a)	Basis of consolidation:

(i)	Business combinations:

Acquisitions on or after January 1, 2010

For acquisitions on or after January 1, 2010, the Company measures goodwill at the acquisition date as the fair value of the consideration transferred less the net recognised amount (generally fair value) of the identifiable assets acquired and liabilities assumed, all measured as of the acquisition date.

Transaction costs, other than those associated with the issue of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Acquisitions prior to January 1, 2010

As part of its transition to IFRS, the Company elected to restate only those business combinations that occurred on or after January 1, 2010. In respect of acquisitions prior to January 1, 2010, goodwill represents the amount recognized under the Company’s previous accounting framework, Canadian GAAP.

(ii)	Subsidiaries:

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that currently are exercisable are taken into account. The financial statements of the subsidiaries are included in the consolidated financial statements from the date that control commences until the date the control ceases. The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Company.

(iii)	Transactions eliminated upon consolidation:

All intra-company balances and transactions, and any unrealized income and expenses arising from inter-company transactions, are eliminated in preparing the consolidated financial statements.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(b)	Inventories:

Inventories consist of raw materials, work in progress and finished goods and are stated at the lower of cost and net realizable value. The cost of inventories is based on the average cost principle and includes expenditures incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in process, cost includes an appropriate share of overheads based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses.

(c)	Property, plant and equipment:

(i)	Recognition and measurement:

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the costs of materials and direct labour, any other costs directly attributable to bringing the assets to a working condition for their intended use, and the cost of dismantling and removing the items and restoring the site on which they are located.

Purchased software that is integral to the functionality of the related equipment is capitalized as part of the equipment. Borrowing costs related to the acquisition, construction or production of qualifying assets are capitalized as part of the cost of the assets until the asset is ready for use.

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment, and are recognized net within “other income or expenses” in profit or loss.

(ii)	Subsequent costs:

The cost of replacing a part of an item of property, plant and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the Company, and its cost can be measured reliably. The carrying amount of the replaced part is derecognized. The costs of the day-to-day servicing of property, plant and equipment are recognized in profit or loss as incurred.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(c)	Property, plant and equipment (continued):

(iii)	Depreciation:

Depreciation is calculated over the depreciable amount, which is the cost of an asset or other amount substituted for cost, less its residual value. Significant components of individual assets are assessed, and if a component has a useful life that is different from the remainder of that asset then the component is depreciated separately.

Depreciation is recognized in profit or loss on either a straight-line basis or a declining basis over the estimated useful lives of each part of an item of property, plant and equipment, as it is seen as most closely reflecting the expected pattern of consumption of the future economic benefits embodied in the asset. Land is not depreciated.

The estimated useful lives and depreciation methods for the current and comparative periods are as follows:

Asset	Method	Period/Rate

Buildings and building components	Straight-line	15 to 40 years
Manufacturing equipment	Declining balance	20%
Computer equipment	Declining balance	30%
Research and development equipment	Declining balance	20%
Office equipment	Declining balance	20%
Leasehold improvements	Straight-line	Over the lease term

Estimate for depreciation methods, useful lives and residual values are reviewed at each annual reporting date and adjusted prospectively, if appropriate.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(d)	Intangible assets:

(i)	Research and development:

Research expenditures undertaken with the prospect of gaining new scientific or technical knowledge and understanding, net of related investment tax credits, are expensed to profit or loss when incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of materials, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditures are recognized in profit or loss as incurred. Capitalized development expenditures are measured at cost less accumulated amortization and accumulated impairment losses. At December 31, 2011, the Company had no capitalized development costs.

(ii)	Other intangible assets:

Other intangible assets that are acquired by the Company, which have finite useful lives, are measured at cost less accumulated amortization and accumulated impairment losses. These include technologies, customer relationships, brand names and contracts.

Purchased software that is not integral to the functionality of the related equipment is capitalized as part of intangible assets.

(iii)	Subsequent costs:

Subsequent costs are capitalized only when they increase the future economic benefits embodied in the specific asset to which they relate. All other costs, including expenditures on internally generated brands, is recognized in profit or loss as incurred.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(d)	Intangible assets (continued):

(iv)	Amortization:

Amortization is calculated over the cost of the asset, less its residual value.

Amortization is recognized in profit and loss on either a straight-line or declining balance basis over the estimated useful lives of the other intangible assets, from the date that they are available for use.

The estimated useful lives and amortization methods for the current and comparative periods are as follows:

Intangible Asset	Method	Period/Rate

Technologies	Straight-line	5 to 10 years
Customer relationships	Straight-line	5 to 10 years
Brand names	Straight-line	20 years
Contracts	Straight-line	3 years
Software	Declining balance	30%

Estimates for amortization methods, useful lives and residual values are reviewed at each annual reporting date and adjusted prospectively, if appropriate.

(e)	Goodwill:

Goodwill is measured at the acquisition date as the fair value of the consideration transferred over the net identifiable assets acquired in an acquisition. Goodwill is not amortized and is carried at cost less accumulated impairment losses.

In respect of acquisitions prior to January 1, 2010, goodwill is included on the basis of its deemed cost, which represents the amount recognised under the Company’s previous accounting framework, Canadian GAAP.

(f)	Impairment:

(i)	Non-derivative financial assets:

A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of the asset that can be estimated reliably.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(f)	Impairment (continued):

(i)	Non-derivative financial assets (continued):

Objective evidence that financial assets are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Company on terms that the Company would not consider otherwise, indications that a debtor or issuer will enter bankruptcy, and the disappearance of an active market for a security.

Loans and receivables

The Company considers evidence of impairment for receivables at a specific asset level. All individual receivables are assessed for specific impairment.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Losses are recognized in profit or loss and reflected in an allowance account against receivables. Interest on the impaired asset continues to be recognized through the unwinding of the discount. When a subsequent event causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

(ii)	Non-financial assets:

The carrying amounts of the Company’s non-financial assets, other than inventories and deferred tax assets are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is reviewed. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated annually on November 30.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit” or “CGU”). Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment is tested reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(f)	Impairment (continued):

(ii)	Non-financial assets (continued):

The Company’s corporate assets do not generate separate cash inflows. If there is an indication that a corporate asset may be impaired, then the recoverable amount is determined for the CGU to which the corporate asset belongs.

An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the units, and then to reduce the carrying amounts of the other assets in the unit (“group of units”) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

(g)	Income taxes:

Income taxes expense is recognized based on management’s best estimate of the weighted average annual income tax rate expected for the full financial year applied to pre-tax income.

Income taxes expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable profit or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. The Company’s estimates of current income taxes receivable and payable are periodically reviewed and adjusted as circumstances warrant, such as changes to tax laws and administrative guidance, and the resolution of uncertainties through either the conclusion of tax audits or expiration of prescribed time limits within the relevant statutes. The final results of government tax audits and other events may vary materially compared to estimates and assumptions used by management in determining the income tax expense and in measuring current income taxes receivable and payable.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(g)	Income taxes (continued):

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	temporary differences related to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future; and

•	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred tax assets and liabilities are recognized on the statement of financial position under non-current assets and liabilities, irrespective of the expected date of realization or settlement.

Income taxes expense recognized in net profit

Income taxes expense is recognized in net profit based on management’s best estimate of the weighted average annual income tax rate expected for the full financial year applied to the pre-tax income of the years ended December 31, 2011 and 2010.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(h)	Foreign currency:

(i)	Foreign currency transactions:

Transactions in foreign currencies are translated to the respective functional currencies of the Company and its subsidiaries at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting dates are retranslated to the functional currency at the exchange rate at that date. The foreign currency gain and loss on monetary items is the difference between the amortized costs in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the period.

Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured in terms of historical cost are translated using the exchange rate at the date of the transaction. Foreign currency differences arising on retranslation are recognized in profit or loss.

(ii)	Foreign operations:

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on acquisition, are translated to Canadian dollars at exchange rates at the reporting dates. The income and expenses of foreign operations are translated to Canadian dollars at exchange rates at the dates of the transactions.

When the settlement of a monetary item receivable or payable to a foreign operation is neither planned nor likely in the foreseeable future, and is considered to form part of a net investment in a foreign operation, the gain or loss resulting from the translation to Canadian dollars is recognized directly in other comprehensive income in the reserve translation adjustment. When a foreign operation is disposed of, the cumulative amount in the translation reserve is reclassified to profit or loss as part of the gain or loss on disposal.

(i)	Financial instruments:

(i)	Non-derivative financial assets:

Non-derivative financial assets of the Company comprise cash and cash equivalents, temporary investments and trade and other receivables which are classified as loans and receivables.

The Company initially recognizes loans and receivables and deposits on the date that they originated. All other financial assets are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(i)	Financial instruments:

(i)	Non-derivative financial assets (continued):

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are initially recognized at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

The Company considers all cash and highly liquid investments, with a maturity of three months or less from the date of acquisition, to be cash and cash equivalents.

The Company considers all cash and highly liquid investments, with a maturity of greater than three months from the date of acquisition, to be temporary investments.

(ii)	Non-derivative financial liabilities:

Non-derivative financial liabilities of the Company comprise loans and borrowings and trade and other payables are classified as other financial liabilities.

Loans and borrowings are recognized initially on the date that they originated. All other financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

Other financial liabilities

Other financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, other financial liabilities are measured at amortized cost using the effective interest method.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(i)	Financial instruments (continued):

(iii)	Derivative financial instruments:

The Company uses derivative financial instruments to manage its exposure to fluctuations in foreign currency exchange rates. The Company does not hold or issue derivative financial instruments for speculative purposes. Derivative financial instruments have not been designated as a hedge of foreign currency risk and, therefore, are marked to market and the related asset or liability is presented in trade and other receivables and trade and other payables. Derivatives are recognized initially at fair value; attributable transaction costs are recognized in profit or loss as incurred. The fair value of derivative financial instruments is estimated using period end market rates and reflects the amount that the Company would receive or pay if these instruments were closed out at these dates. In addition, the Company evaluated the creditworthiness of its counterparty of its derivative financial instruments. When a derivative financial instrument is not designated in a hedge relationship that qualifies for hedge accounting, all changes in its fair value are recognized immediately in profit and loss.

Embedded derivatives are separated from the host contract and accounted for separately if the economic characteristics and risks of the host contract and the embedded derivative are not closely related, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and the combined instrument is not measured at fair value through profit or loss. Changes in the fair value of separated embedded derivatives are recognized immediately in profit and loss. No embedded derivative has been identified.

(iv)	Share capital:

Common shares

Common shares are classified as equity. Incremental costs attributable to the issue of common shares are recognized as a deduction from equity, net of any tax effects.

Repurchase of share capital

When share capital recognized as equity is purchased for cancellation, the amount of the consideration paid, which includes directly attributable costs, net of any tax effects, is recognized as a deduction from equity. The excess of the purchase price over the carrying amount of the shares is charged to retained earnings.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(j)	Employee benefits:

(i)	Termination benefits:

Termination benefits are recognized as an expense when the Company is demonstrably committed, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary redundancy.

(ii)	Short-term benefits:

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognized for an amount expected to be paid under short-term cash bonus if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(iii)	Share-based payment transactions:

The grant date fair value of options granted to employees is recognized as an employee expense, with a corresponding increase in equity, over the period that the employees become unconditionally entitled to the options. The amount recognized as an expense is adjusted to reflect the actual number of share options for which the related service and non-market vesting conditions are met.

The fair value of the amount payable to employees in respect of the non-dilutive restricted share unit (“RSU”) plans, the non-dilutive deferred share unit (“DSU”) plan and the non-dilutive stock appreciation right (“SAR”) plan, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities, over the period that the employees become unconditionally entitled to the payment. The liability is remeasured at each reporting date and at settlement date. Any changes in the fair value of the liability are recognized as financial expense in profit or loss.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(k)	Provisions:

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is possible that an outflow of economic benefits will be required to settle the obligation. If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. When discounting is used, the unwinding of the discount is recognized as finance expense.

(i)	Warranties:

A provision for warranties is recognized when the underlying products or services are sold. The provision is based on historical warranty data and a weighting of all possible outcomes against their associated probabilities.

(ii)	Asset retirement obligations:

In accordance with one of the Company’s office leases, a provision for site restoration in respect of putting the premises back to its original state upon termination is required, and the related expense is recognized over the term of the office lease.

(iii)	Onerous contracts:

A provision for onerous contracts is recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable cost of meeting its obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the Company recognizes any impairment loss on the assets associated with that contract.

(iv)	Contingent liability:

A contingent liability is a possible obligation that arises from past events and of which the existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not within the control of the Company; or a present obligation that arises from past events (and therefore exists), but is not recognized because it is not probable that a transfer or use of assets, provision of services or any other transfer of economic benefits will be required to settle the obligation, or the amount of the obligation cannot be estimated reliably.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(l)	Revenue:

Revenue is derived primarily from the sale of hardware and software solutions and related services. The Company also enters into arrangements with multiple deliverables which are separated into units of accounting. These deliverables include the sale of hardware, software and related services, such as training and commissioning.

(i)	Hardware solutions:

Revenue from the sale of goods in the course of ordinary activities is measured at the fair value of the consideration received or receivable and net of returns. Revenue is recognized upon delivery of equipment, provided that title to the goods is transferred to customers, that the significant risks and rewards of ownership have been transferred to the buyer, there are no significant uncertainties surrounding product acceptance, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods, the amount of revenue can be measured reliably and collectability is reasonably assured.

If it is probable that discounts will be granted and the amount can be measured reliably, then the discount is recognized as a reduction of revenue as the sales are recognized.

The timing of transfers of risks and rewards varies depending on the individual terms of the contract of sale. For sales of hardware, usually transfer occurs when the hardware is received at the customer’s warehouse; however, for some international shipments transfer occurs upon loading the goods onto the relevant carrier at the port of the seller.

(ii)	Software solutions:

The Company provides software solutions that can be specifically customized to each customer. These contracts specify a fixed price for the license, development and installation of software solutions.

When the outcome can be assessed reliably, contract revenue and associated costs are recognized as revenue and expenses respectively by reference to the stage of completion of the contract activity at the reporting date. Revenue is measured at the fair value of consideration received or receivable in relation to that activity.

When the Company cannot measure the outcome of a contract reliably, revenue is recognized only to contract costs incurred, to the extent that such contracts costs are recoverable and contract costs are recognized in the period in which they are incurred. An expected loss on a contract is recognized immediately in profit or loss.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(l)	Revenue (continued):

(iii)	Related services:

Service revenue is recognized as services are performed. Amounts billed under contracts entered into with customers for services not yet rendered are recognized as deferred revenue.

Installation/Commissioning fees

Installation fees are recognized as revenue upon completion of the installation, unless they are incidental to the sale of hardware, in which case they are recognized when the goods are sold.

Training fees

Training fees are recognized as revenue upon completion of the training.

After-sales services

After-sales support and product enhancement on the sale of software are deferred and recognized as revenue over the period during which the service is performed. After-sales services are available to customers on software solutions which can be purchased annually for periods ranging from 3 to 5 years which provide 24-hour telephone support. After-sales revenue is recognized on a straight-line basis over the term of the agreement.

(iv)	Multiple elements arrangements:

The Company enters into arrangements that may include the sale of a number of products and services, notably sale of hardware and software solutions, related services such as installation and development of customized software, training, commissioning and, after-sales services. In such cases, the Company separately accounts for each product or service according to the methods described when the following conditions are met:

•	the delivered product or service has value to the customer on a stand-alone basis

•	there is objective and reliable evidence of fair value of any undelivered product or service

•

if the sale includes a general right of return relating to a delivered product or service, the delivery performance of any undelivered product or service is probable and substantially in the Company’s control.

If there is objective and reliable evidence of fair value for all products and services in a sale, the total price of the arrangements is allocated to each product and service based on relative fair value. Otherwise, the Company first allocates a portion of the total price to any undelivered products and services based on their fair value and the remainder to the products and services that have been delivered.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(l)	Revenue (continued):

(iv)	Multiple elements arrangements (continued):

If the conditions to account separately for each product or service are not met, the revenue is recognized on pro rata over the term of the customer agreement.

(m)	Finance income and expenses:

Finance income comprises interest income on funds invested, foreign currency gains, discount taken on purchases and the decrease in the remeasurement of cash-settled share-based payments. Interest income is recognized as it accrues in profit or loss, using the effective interest rate method.

Finance expenses comprise interest expense on borrowings, foreign currency losses, bank charges and the increase in the remeasurement of cash-settled share-based payments.

Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest rate method.

Foreign currency gains and losses are reported on a net basis as either finance income or finance cost depending on whether foreign currency movements are in a net gain or net loss position.

Interest received is presented in the investing activities and the interest paid in the financing activities in the consolidated statements of cash flows.

(n)	Earnings per share:

The Company presents basic and diluted earnings per share data for its common shares. Basic earnings per share is computed by dividing profit or loss by the weighted average shares outstanding during the period. Diluted earnings per share is computed similarly to basic earnings per share, except that the weighted average number of shares outstanding is increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding share options were exercised and that the proceeds from such exercises, including unrecognized compensation costs of share-based compensation, were used to acquire common shares at the average market price during the period.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(o)	Segment reporting:

A segment is a distinguishable component of the Company that is engaged either in providing related products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), including revenues and expenses that relate to transactions with any of the Company’s other components. Segment information is presented in respect of the Company’s business and geographical segments. The Company’s primary format for segment reporting is based on business segments. The business segments are determined based on the Company’s management and internal reporting structure. The Company has determined that it has one operating segment and operating results are reviewed regularly by the chief operating decision makers to make decisions about resources to be allocated to the segment and to assess its performance, and for which discrete financial information is available.

The Company’s operating segment is the television broadcast, cable, satellite and IPTV segment. The reporting structure reflects how the Company manages the business and how the Company classifies its operations for planning and measuring performance. Accordingly, the Company operates and manages its segment as one strategic business unit.

(p)	Foreign currency translation reserve:

The translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations whose functional currencies differ from the functional currency of the Company.

(q)	Government grants:

Government grants for the development of new technologies are recorded as a reduction of the related expense. Government grants are recognized when there is a reasonable assurance that the Company has met the requirements of the approved grant program and there is reasonable assurance that the grant will be received.

(r)	New standards and interpretations not yet adopted:

A number of new standards, interpretations and amendments to existing standards were issued by the IASB or the International Financial Reporting Interpretations Committee (“IFRIC”) that are mandatory but not yet effective for the year ended December 31, 2011, and have not been applied in preparing these consolidated financial statements.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(r)	New standards and interpretations not yet adopted (continued):

The following standards and interpretations have been issued by the IASB and the IFRIC with effective dates relating to the annual periods starting on or after the effective dates as follows:

International Accounting Standards (IAS/IFRS)	Effective Date

IFRS 7, Financial Instruments: Disclosures	January 1, 2012
IFRS 9, Financial Instruments	January 1, 2015
IFRS 10, Consolidated Financial Statements	January 1, 2013
IFRS 11, Joint Arrangements	January 1, 2013
IFRS 12, Disclosure of Interests in Other Entities	January 1, 2013
IFRS 13, Fair Value Measurement	January 1, 2013
IAS 12, Income Taxes	January 1, 2012
IAS 1, Presentation of Financial Statements	July 1, 2012
IAS 19, Employee Benefits	January 1, 2013

The amendments to IFRS 7, Financial Instruments: Disclosures (“IFRS 7”) increase the disclosure requirements for transactions involving transfers of financial assets and offsetting of financial assets with financial liabilities.

IFRS 9, Financial Instruments (“IFRS 9”) applies to the classification and measurement of financial assets and liabilities. It is the first of three phases of a project to develop standards to replace IAS 39, Financial Instruments: Recognition and Measurement and was initiated in response to the crisis in financial markets.

IFRS 10, Consolidated Financial Statements (“IFRS 10”) establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities. IFRS 10 replaces the consolidation requirements in SIC-12, Consolidation - Special Purpose Entities and IAS 27, Consolidated and Separate Financial Statements.

IFRS 11, Joint Arrangements (“IFRS 11”) provides a more realistic reflection of joint arrangements by focusing on the rights and obligations of the arrangement, rather than its legal form as is currently the case. IFRS 11 replaces SIC-13, Jointly Controlled Entities - Non-Monetary Contributions by Venturers and IAS 31, Interests in Joint Ventures.

IFRS 12, Disclosure of Interests in Other Entities (“IFRS 12”) is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including subsidiaries, joint arrangements, associates and unconsolidated structured entities.

IFRS 13, Fair Value Measurements (“IFRS 13”) provides new guidance on fair value measurement and disclosure requirements.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

3.	Significant accounting policies (continued):

(r)	New standards and interpretations not yet adopted (continued):

The amendments to IAS 12, Income Taxes (“IAS 12”) relate to the measurement of deferred taxes for investment property, property, plant and equipment and intangible assets carried at fair value.

Amendments to IAS 1, Presentation of Financial Statements (“IAS 1”), which are effective for annual periods beginning on or after July 1, 2012, are to be applied retroactively. Early adoption is permitted. The amendments require that an entity present separately the items of other comprehensive income that may be reclassified to profit or loss in the future from those that would never be reclassified to profit and loss.

The amendments to IAS 19, Employee Benefits (“IAS 19”) relate to eliminating the corridor approach to recognizing actuarial gains and losses. Entities will also need to segregate changes in defined benefit obligation and in the fair value of plan assets into three components: service costs, net interest on the net defined benefit liabilities (assets) and remeasurements of the net defined benefits liabilities (assets). The amendments also enhance disclosure about the risks arising from defined benefit plans. The amendments to IAS 19 must be applied retrospectively (with certain exceptions) for annual periods beginning on or after January 1, 2013, with early adoption permitted.

The extent of the impact of adoption of these standards and interpretations on the consolidated financial statements of the Company has not been determined.

4.	Determination of fair values:

Certain of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

(i)	Financial assets and liabilities:

In establishing fair value, the Company uses a fair value hierarchy based on levels as defined below:

•	Level 1: defined as observable inputs such as quoted prices in active markets.

•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable.

•	Level 3: defined as inputs that are based on little or no observable market data, therefore requiring entities to develop its own assumptions.

Derivative financial instruments and liabilities for cash-settled share-based arrangements are the only financial instruments of the Company measured at fair value on a recurring basis, both of which are based on Level 2 inputs.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

4.	Determination of fair values (continued):

(i)	Financial assets and liabilities (continued):

The carrying amounts and fair values of financial assets and liabilities included in the statement of financial position as at December 31, 2011 and 2010 and January 1, 2010 are as follows:

	December 31, 2011		December 31, 2010		January 1, 2010
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value

Financial assets:
Loans and receivables:
Cash	$31,367	$31,367	$30,486	$30,486	$19,464	$19,464
Cash equivalents	–	–	–	–	9,800	9,800
Temporary investments	–	–	4,999	4,999	19,904	19,904
Trade and other receivables	42,547	42,547	29,546	29,546	25,601	25,601
Financial liabilities:
Other financial liabilities:
Trade and other payables	25,436	25,436	22,081	22,081	14,060	14,060
Loans and borrowings	–	–	25,370	25,370	145	145

The Company has determined that the fair value of its short-term financial assets and liabilities approximates their respective carrying amounts as at the balance sheet dates due to the short-term maturity of those instruments.

The Company determined that the fair value of its loans and borrowings correspond to their book value as a result of the variable interest rates associated with these liabilities.

(ii)	Share-based payment transactions:

The fair values of the employee stock options, non-dilutive restricted share units – Plan B and non-dilutive stock appreciation rights are measured based on the Black-Scholes valuation model. Measurement inputs include share price on measurement date, exercise price of the instrument, expected volatility (based on weighted average historic volatility adjusted for changes expected due to publicly available information), weighted average expected life of the instruments (based on historical experience and general option and/or right holder behaviour), expected dividends, and risk-free interest rate (based on government bonds). Service and non-market performance conditions attached to the transaction are not taken into account in determining fair value.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

5.	Segment information:

The Company has reviewed its operations and determined that it operates in a single reportable operating segment, the television broadcast, cable, satellite and IPTV industry. The single reportable operating segment derives its revenue from the sale of hardware and software solutions, including related services such as installation/commissioning, training and after-sales services.

The details of revenue by geography are provided below:

		Years ended December 31,
Revenue		2011	2010

Canada	$	16,012	$9,919
United States		70,720	55,457
United Kingdom		18,562	9,083
Other countries		76,589	69,214

	$	181,883	$143,673

There are no individual countries within Other countries that accounted for more than 10% of revenue for the years ended December 31, 2011 and 2010.

The details of long-lived assets and goodwill by geography are provided below:

			December 31, 2011

	Property, plant and equipment	Intangible assets	Goodwill

Canada	$19,993	$649	$3,933
United States	7,499	16,957	21,872
United Kingdom	4,980	16,475	18,940
Other countries	76	–	–

	$32,548	$34,081	$44,745

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

5.	Segment information (continued):

			December 31, 2010

	Property, plant and equipment	Intangible assets	Goodwill

Canada	$19,946	$1,349	$3,933
United States	7,875	19,867	21,696
United Kingdom	3,018	18,213	18,590
Other countries	84	–	–

	$30,923	$39,429	$44,219

			January 1, 2010

	Property, plant and equipment	Intangible assets	Goodwill

Canada	$20,526	$3,226	$3,933
United States	7,931	17,734	16,629
United Kingdom	539	–	–
Other countries	113	–	–

	$29,109	$20,960	$20,562

Revenue is attributed to the geographic region based on the location of the customer. Segmented assets are based on the geographical location of the assets. No customer accounted for more than 10% of total revenue for the years ended December 31, 2011 and 2010.

6.	Acquisition:

On September 8, 2010, the Company acquired 100% of the outstanding shares of Omnibus Systems Limited (“OmniBus”), a privately-held company specializing in IT-based media management and delivery solutions for television and Internet broadcasters, located in Loughborough, United Kingdom.

The OmniBus product portfolio includes iTX, a compelling IT-based playout and automation solution that will allow the Company to strengthen its competitive stance and strategically enhance its product mix and technical expertise.

The net consideration for the acquisition was $40,692, comprising $15,692 of cash ($23,603 net of $7,911 of cash in OmniBus) and $25,000 of loans and borrowings.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

6.	Acquisition (continued):

The Company incurred acquisition-related costs of $1,210 relating to external due diligence costs and professional fees. The acquisition-related costs have been included in general, selling and administrative expenses of the Company’s 2010 consolidated statement of comprehensive income.

The following summarises the major classes of consideration, and the recognized amounts of assets acquired and liabilities assumed at the acquisition date:

Current assets:
Trade and other receivables	$2,407
Inventories	99
Prepaid expenses and other	587

3,093

Property, plant and equipment	3,287
Intangible assets	24,420
Goodwill	24,477
Deferred tax assets	1,062

Total assets	56,339

Current liabilities:
Trade payables and other payables	4,279
Deferred revenue	2,564
Loans and borrowings	98

6,941

Deferred revenue	296
Loans and borrowings	1,091
Deferred tax liabilities	7,319

Total liabilities	15,647

Total net identifiable assets	$40,692

The trade receivables comprise gross contractual amounts due of $2,562, of which $242 was expected to be uncollectible at the acquisition date.

The Company finalized the valuation of certain intangible assets and other assets and liabilities assumed at the date of acquisition in the first quarter of 2011. The fair value of intangible assets: technologies, customer relationships and contracts, has been determined to be $15,240, $7,970 and $1,210, respectively and there were no changes to these amounts previously reported under Canadian GAAP.

The goodwill is attributable mainly to the skills and technical talent of OmniBus’ workforce, and the synergies expected to be achieved from integrating OmniBus into the Company’s solutions for the television broadcast, cable, satellite and IPTV industry. None of the goodwill recognized is expected to be deductible for income tax purposes.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

7.	Cash and cash equivalents:

	December 31, 2011	December 31, 2010	January 1, 2010

Bank balances	$31,367	$30,486	$19,464
Term deposits	–	–	9,800

	$31,367	$30,486	$29,264

The Company’s exposure to credit, currency and interest rate risk related to cash and cash equivalents and a sensitivity analysis are disclosed in notes 29 (a), 29 (c) (i) and 29 (c) (ii), respectively.

8.	Temporary investments:

Temporary investments consist of term deposits. As at December 31, 2011, the Company did not have any temporary investments ($4,999 as at December 31, 2010 and $19,904 as at January 1, 2010).

The Company’s exposure to interest rate risks related to temporary investments is disclosed in 29 (c) (ii).

9.	Trade and other receivables:

	December 31, 2011	December 31, 2010	January 1, 2010

Trade receivables (net of allowance for doubtful accounts)	$38,846	$27,999	$22,438
Other receivables	3,701	1,547	3,163

	$42,547	$29,546	$25,601

The Company’s exposure to credit and currency risks related to trade and other receivables are disclosed in notes 29 (a) and 29 (c) (i), respectively.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

10.	Inventories:

	December 31, 2011	December 31, 2010	January 1, 2010

Raw materials	$8,484	$9,893	$6,874
Work in progress	4,191	2,892	2,157
Finished goods and demos	7,675	7,620	5,481

	$20,350	$20,405	$14,512

For the year ended December 31, 2011, the cost of sales of $71,663 ($58,803 in 2010) was comprised of inventory costs of $67,626 ($56,054 in 2010), which consisted of raw material, consumables and changes in work in progress and finished goods, inventory revaluation related to obsolescence of $681 ($667 in 2010), and other costs of $3,356 ($2,082 in 2010).

11.	Income taxes and tax credits receivable:

The tax credits receivable portion of income taxes and tax credits receivable comprise research and development investment tax credits receivable from the Canadian federal and Québec provincial governments which relate to qualifiable research and development expenditures under the applicable tax laws. The amounts recorded as receivable are subject to government tax audits and the final amounts received may differ from those recorded.

Unused federal tax credits are available to reduce future income taxes and expire as follows:

2026	$1,335
2027	2,797
2028	2,525
2029	2,749
2030	2,783
2031	2,563

$14,752

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

12.	Property, plant and equipment:

	Land, building and building components	Manufac- turing equipment	Computer equipment	Research and deve- lopment equipment	Office equipment	Leasehold impro- vements	Total

Cost:
Balance at January 1, 2010	$22,802	$8,134	$5,861	$4,731	$4,769	$603	$46,900
Additions	2	807	1,470	332	–	1	2,612
Additions - business acquisition	1,974	–	307	857	149	–	3,287
Effect of movements in foreign exchange rates	(55)	(31)	(16)	(2)	(3)	–	(107)

Balance at December 31, 2010	24,723	8,910	7,622	5,918	4,915	604	52,692
Additions	4	1,809	1,303	533	508	1,510	5,667
Effect of movements in foreign exchange rates	85	(3)	(5)	(2)	(2)	(13)	60

Balance at December 31, 2011	$24,812	$10,716	$8,920	$6,449	$5,421	$2,101	$58,419

Accumulated depreciation:
Balance at January 1, 2010	$2,602	$3,782	$3,927	$3,560	$3,467	$453	$17,791
Depreciation	811	1,037	1,176	451	424	79	3,978

Balance at December 31, 2010	3,413	4,819	5,103	4,011	3,891	532	21,769
Depreciation	940	1,071	1,039	520	413	119	4,102

Balance at December 31, 2011	$4,353	$5,890	$6,142	$4,531	$4,304	$651	$25,871

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

12.	Property, plant and equipment (continued):

	Land, building and building components	Manufac- turing equipment	Computer equipment	Research and deve- lopment equipment	Office equipment	Leasehold impro- vements	Total

Net carrying amounts:
January 1, 2010	$20,200	$4,352	$1,934	$1,171	$1,302	$150	$29,109
December 31, 2010	21,310	4,091	2,519	1,907	1,024	72	30,923
December 31, 2011	20,459	4,826	2,778	1,918	1,117	1,450	32,548

Depreciation expense for the years ended December 31, 2011 and 2010 has been recorded in the following accounts in the consolidated statements of comprehensive income:

	December 31, 2011	December 31, 2010

Cost of sales	$832	$812
Selling, general and administrative expenses	2,617	2,519
Research and development expenses, net of tax credits	653	647

	$4,102	$3,978

There were no impairment losses during 2011 and 2010.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

13.	Intangible assets:

	Technologies	Customer relation- ships	Brand names	Contracts	Software	Total

Cost:
Balance at January 1, 2010	$15,491	$10,073	$3,856	$–	$1,463	$30,883
Additions - business acquisition	15,240	7,970	–	1,210	–	24,420
Effect of movements in foreign exchange rates	(487)	(255)	–	(36)	–	(778)

Balance at December 31, 2010	30,244	17,788	3,856	1,174	1,463	54,525
Additions	29	–	–	–	118	147
Effect of movements in foreign exchange rates	287	208	–	30	–	525

Balance at December 31, 2011	$30,560	$17,996	$3,856	$1,204	$1,581	$55,197

Accumulated amortization:
Balance at January 1, 2010	$4,854	$4,134	$199	$–	$736	$9,923
Amortization	2,540	2,264	193	125	51	5,173

Balance at December 31, 2010	7,394	6,398	392	125	787	15,096
Amortization	2,914	2,291	193	403	219	6,020

Balance at December 31, 2011	$10,308	$8,689	$585	$528	$1,006	$21,116

Net carrying amounts:
January 1, 2010	$10,637	$5,939	$3,657	$–	$727	$20,960
December 31, 2010	22,850	11,390	3,464	1,049	676	39,429
December 31, 2011	20,252	9,307	3,271	676	575	34,081

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

13.	Intangible assets (continued)

Amortization expense for the years ended December 31, 2011 and 2010 has been recorded in the following accounts in the consolidated statements of comprehensive income:

	December 31, 2011	December 31, 2010

Selling, general and administrative expenses	$3,106	$2,633
Research and development expenses, net of tax credits	2,914	2,540

	$6,020	$5,173

There were no impairment losses during 2011 and 2010.

14.	Goodwill:

The changes in carrying amount of goodwill for the years ended December 31, 2011 and 2010 are as follows:

Cost

Balance at January 1, 2010	$20,562

Additions - business acquisition	24,477

Effect of movements in foreign exchange rates	(820)

Balance at December 31, 2010	44,219

Effect of movements in foreign exchange rates	526

Balance, at December 31, 2011	$44,745

For the purposes of impairment testing, goodwill is allocated to the Company’s operating divisions which represent the lowest level within the Company at which the goodwill is monitored for internal management purposes, which is not higher than the Company’s operating segments as reported in note 3 (o). The Company has determined that it has one operating division and one cash generating unit (“CGU”).

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

14.	Goodwill (continued):

The impairment test was based on value in use (“VIU”). VIU was determined by discounting the future cash flows generated from the continuing use of the unit. VIU in 2011 was determined in similar manner to 2010. The calculation of the VIU was based on the following key assumptions:

•

Cash flows were projected based on past experience, actual operating results and the 3-year business plan in both 2010 and 2011. Cash flows for a further 7-year period were extrapolated using a constant growth rate of 5% (5% in 2010) which does not exceed the long-term average growth rate for the industry.

•	The capital expenditure spending was assumed to continue at a constant marginal growth to replace older equipment based on historical spending information.

•

A pre-tax discount rate of 13% (15% in 2010) was applied in determining the recoverable amount of the unit. The discount rate was estimated based on past experience and industry average weighted average cost of capital, which was based on debt leveraging of 25% (25% in 2010) at a market interest rate of 5% (4% in 2010).

The values assigned to the key assumptions represent management’s assessment of future trends in the television broadcast, cable, satellite and IPTV industry and are based on both external sources and internal sources (historical data).

The VIU was determined to be higher than its carrying amount and no impairment loss was recognized for both December 31, 2011 and 2010.

15.	Deferred tax assets and liabilities:

Recognized deferred tax assets and liabilities

	December 31, 2011	December 31, 2010	January 1, 2010

Capital and non-capital loss carryforward and pool of deductible scientific research and development expenditures	$1,451	$2,448	$1,110
Inventories	(13)	655	1,336
Tax credits	(4,424)	(3,802)	(3,399)
Property, plant and equipment	(3,275)	(3,046)	(2,330)
Intangible assets	(10,477)	(12,282)	(7,819)
Other	2,577	2,834	3,463

Net deferred tax (liabilities) assets	$(14,161)	$(13,193)	$(7,639)

Presented as follows:
Deferred tax assets	$–	$579	$485
Deferred tax liabilities	(14,161)	(13,772)	(8,124)

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

15.	Deferred tax assets and liabilities (continued):

Recognized deferred tax assets and liabilities (continued)

The amount of non-capital losses carryforward and the pool of deductible scientific research and development expenditures recognized in the table above are based on management’s expectation that the Company will generate sufficient future taxable profit to utilize these recognized deferred tax assets.

Unrecognized deferred tax assets

At December 31, 2011, December 31, 2010 and January 1, 2010, capital and non-capital losses for which no deferred tax assets were recognized were as follows:

	December 31, 2011	December 31, 2010	January 1, 2010

Deferred capital losses	$982	$773	$773
Deferred non-capital losses	767	760	1,188

	$1,749	$1,533	$1,961

The capital and non-capital tax losses do not expire under the current legislation. Deferred tax assets have not been recognized in respect of these items because management does not believe that it is probable that the future taxable profit and capital gains will be sufficient for the Company to utilize the losses.

Unrecognized deferred tax liabilities

The Company has not recognized deferred tax liabilities on the aggregate amount of temporary differences of $16,375 associated with investments in subsidiaries because the Company does not expect those unremitted earnings to reverse and become taxable to the Company in the foreseeable future.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

16.	Trade and other payables:

	December 31, 2011	December 31, 2010	January 1, 2010

Trade payables	$7,761	$9,268	$6,461
Other payables including accrued liabilities	15,318	10,388	7,530
Customer deposits	2,357	2,425	69
	25,436	22,081	14,060

Current	25,045	21,139	13,505

Non-current	$391	$942	$555

The Company’s exposure to liquidity and currency risks related to trade and other payables are disclosed in note 29 (b) and 29 (c) (i), respectively.

17.	Provisions:

	Site restoration	Warranties	Sales returns	Legal	Onerous contract	Total

Balance at January 1, 2010	$94	$1,648	$732	$465	$65	$3,004
Provisions made during the year	–	208	1	100	–	309
Provisions used during the year	(49)	–	(51)	(225)	(39)	(364)
Provisions reversed during the year	–	(4)	–	(69)	–	(73)
Effect of movements in foreign exchange rates	(8)	(38)	(34)	(24)	–	(104)

Balance at December 31, 2010	37	1,814	648	247	26	2,772

Provisions made during the year	631	962	–	–	–	1,593
Provisions used during the year	(105)	–	(284)	–	(26)	(415)
Provisions reversed during the year	(93)	(449)	–	–	–	(542)
Effect of movements in foreign exchange rates	4	(4)	4	5	–	9

Balance at December 31, 2011	$474	$2,323	$368	$252	$–	$3,417

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

17.	Provisions (continued):

	December 31, 2011	December 31, 2010	January 1, 2010

Presented as:
Current	$1,762	$1,808	$2,071
Long-term	1,655	964	933

	$3,417	$2,772	$3,004

Site restoration

The provision represents obligations to restore leased premises to their original state upon termination of the leases. One lease terminated in August 2011 and the other lease will terminate in August 2021. The provisions are based on the estimated restoration costs.

Warranties

The provision for warranties relates mainly to the Company’s sale of hardware solutions sold during the years ended December 31, 2010 and 2011. The provision is based on historical warranty data associated with similar products.

Sales returns

The provision relates mainly to sales returns of hardware solutions that may occur within the months following the sale. The provision is based on estimates made from historical sales return data associated with similar products.

Legal

The provision relates to legal matters of the Company. The provision is based on the Company’s best estimate of the amount of the expenditure required to address the matters.

Onerous contract

This provision represents an obligation related to one of the Company’s operating lease contracts. The lease terminated in August 2011.

18.	Deferred revenue:

Deferred revenue consists mainly of customer advances for extended maintenance contracts on its hardware and software solutions for periods ranging from one to four years and also customer advances for sales and services. Deferred revenue classified as current consists of customer advances which will be recognized within the next twelve months. Deferred revenue classified as non-current consists of the non-current portion of customer advances.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

18.	Deferred revenue (continued):

Advances for which the related work has not started are recorded in trade and other payables as customer deposits. See note 16.

19.	Loans and borrowings:

	December 31, 2011	December 31, 2010	January 1, 2010

$25,000 term loan, bearing interest at prime plus 0.40%, fully repaid in December 2011	$–	$24,250	$–

Bond payable in the amount of US$129, bearing interest at 7.55%, fully repaid in December 2010	–	–	145

Term loan in the amount of £900, bearing interest at UK base rate plus 2.00%, fully repaid in May 2011	–	1,120	–

	–	25,370	145

Current:
Current portion of term loan	–	3,000	–
Current portion of bond payable	–	–	9
Current portion of UK term loan	–	119	–

	–	3,119	9

Non-current	$–	$22,251	$136

The Company has Canadian authorized credit facilities of $63,000, bearing interest at prime plus 0.30% to 0.95% depending on the Company’s funded debt to equity ratio. These facilities are guaranteed by inventories and a first rank general security agreement of $75,000 over all present and future tangible and intangible assets of the Company and has no specified renewal date. The Company also has a UK credit facility of £350 bearing interest at the bank’s base rate plus 2%. This facility is secured by an unlimited debenture of one of the Company’s subsidiaries and will be renewed in March 2012. Both of these credit facilities are due on demand and as at December 31, 2011, were not used ($24,250 as at December 31, 2010; nil as at January 1, 2010).

The prime rate as at December 31, 2011 was 3.0% and the bank’s base rate was 0.5%.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

20.	Revenue:

	December 31, 2011	December 31, 2010

Products	$162,792	$133,382
Services	19,091	10,291

	$181,883	$143,673

Products are related to the sale of hardware and software solutions for the television broadcast, cable, satellite and IPTV industry.

Services are related to services provided for installation/commissioning, training and after-sales service.

21.	Personnel expense:

	December 31, 2011	December 31, 2010

Short-term employee benefits	$63,129	$54,991
Post-employment benefits	1,221	1,159
Long-term employee benefits	17	24
Termination benefits	519	432
Share-based payments	2,552	909

	$67,438	$57,515

Personnel expense for the years ended December 31, 2011 and 2010 has been recorded in the following accounts in the consolidated statements of comprehensive income:

	December 31, 2011	December 31, 2010

Cost of sales	$7,578	$6,571
Selling, general and administrative expenses	37,030	30,182
Research and development expenses, net of tax credits	21,531	20,903
Finance costs (income)	1,299	(141)

	$67,438	$57,515

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

22.	Finance income and finance costs:

Recognized in net profit:

	December 31, 2011	December 31, 2010

Interest income	$(152)	$(187)
Net foreign exchange gains	(2,041)	–
Discount on purchases	(523)	(416)
Remeasurement of cash-settled share-based payments	–	(141)
Finance income	(2,716)	(744)

Interest expense	604	332
Net foreign exchange losses	–	2,377
Bank charges	335	435
Remeasurement of cash-settled share-based payments	1,299	–
Finance costs	2,238	3,144

Net finance (income) expense	$(478)	$2,400

23.	Income taxes:

Income taxes expense recognized in net profit:

	December 31, 2011	December 31, 2010

Current tax expense:
Current tax expense for the year	$6,632	$2,360
Adjustments of previous years’ tax expense	(3,314)	(2,407)

Current income tax expense (recovery)	$3,318	$(47)

Deferred tax expense:
Origination and reversal of temporary differences	$607	$2,175
Change in unrecognized deductible temporary differences	266	(77)

Deferred income tax expense	$873	$2,098

Total income tax expense	$4,191	$2,051

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

23.	Income taxes (continued):

Reconciliation between effective and statutory tax amounts

The Company’s consolidated effective tax rate for the year ended December 31, 2011 was 16% (15% in 2010). The difference in effective tax rate compared to the Company’s statutory tax rate was caused mainly by the following:

	December 31, 2011	December 31, 2010

Net profit for the year	$22,560	$11,254
Income taxes expense	4,191	2,051

Profit before income taxes	$26,751	$13,305

Taxes using the Company’s domestic income tax rate of 28.4% in 2011 and 29.9% in 2010	$7,597	$3,978
Changes due to the following items:
Effect of tax rates in foreign jurisdictions	(299)	171
Non-taxable tax credits	(227)	(223)
Non-taxable foreign exchange (gains) losses	(466)	798
Permanent differences	900	(266)
Other (1)	(3,314)	(2,407)

	$4,191	$2,051

(1)	Comprises of adjustments related to the resolution of matters pertaining to prior years, including recognized tax benefits.

24.	Share capital and other components of equity:

(a)	Common shares:

The Company has authorized an unlimited number of common shares issued and outstanding without nominal value. The holders of common shares are entitled to one vote per share.

35,885 common shares (11,298 in 2010) were issued as a result of the exercise of vested share options, arising from the share option plan granted to employees, directors, officers and consultants, for a cash consideration of $118 ($19 in 2010).

At December 31, 2011, the issued share capital comprised 21,759,981 common shares (21,724,096 at December 31, 2010 and 22,837,648 at January 1, 2010).

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

24.	Share capital and other components of equity (continued):

(b)	Normal course issuer bid:

On November 26, 2010, the Company initiated a normal course issuer bid (“NCIB” or “2010/2011 NCIB”) program permitting it to purchase up to 1,694,937 common shares or approximately 8% of the Company’s common shares issued and outstanding for cancellation. The 2010/2011 NCIB was for one year and ended on November 25, 2011. No common shares were purchased under this program.

On August 26, 2009, the Company initiated a normal course issuer bid (“NCIB” or “2009/2010 NCIB”) program permitting it to purchase up to 1,799,662 common shares or approximately 8% of the Company’s common shares issued and outstanding for cancellation. The 2009/2010 NCIB was for one year and ended on August 25, 2010. A total of 1,124,850 common shares were purchased for a total cash consideration of $5,658 at an average cost of $5.03 per common share. The cash consideration of $5,658 was allocated to retained earnings and share capital in the amount of $577 and $5,081, respectively in 2010.

(c)	Accumulated other comprehensive income:

Accumulated other comprehensive income (“AOCI”) is comprised of the following separate component of equity:

(i)	Reserve translation account:

The reserve translation account comprises all foreign currency differences arising from the translation of the financial statements of foreign operations which have a different functional currency than the Company’s functional currency as discussed in note 2 (c).

25.	Earnings per share:

Basic earnings per share

The calculation of basic earnings per share for the year ended December 31, 2011 was based on the profit attributable to common shareholders of $22,560 ($11,254 in 2010), and a weighted average number of common shares outstanding of 21,746,157 (22,309,292 in 2010).

Basic weighted average number of common shares at December 31, 2011 and 2010, is calculated as follows:

	December 31, 2011	December 31, 2010

Number of common shares at the beginning of the year	21,724,096	22,837,648
Effect of share options exercised	22,061	3,726
Effect of shares redeemed pursuant to the normal course issuer bid	–	(532,082)

Weighted average number of common shares at the end of year	21,746,157	22,309,292

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

25.	Earnings per share (continued):

Diluted earnings per share

Diluted weighted average number of common shares at December 31, 2011 and 2010.

	December 31, 2011	December 31, 2010

Weighted average number of common shares at the end of the year	21,746,157	22,309,292
Dilutive effect:
Employee share options	166,630	143,822

Weighted average number of diluted common shares outstanding at the end of year	21,912,787	22,453,114

As at December 31, 2011, a total of 258,000 share options were excluded from the calculation (647,750 in 2010) of diluted earnings per share as these were deemed to be anti-dilutive because the exercise prices were greater than the average market price of the shares during the year.

26.	Share-based payment arrangements:

At December 31, 2011, the Company has a share option plan, three non-dilutive restricted share unit (“RSU”) plans, a non-dilutive deferred share unit (“DSU”) plan and a non-dilutive share appreciation right (“SAR”) plan to attract, retain and provide incentives to employees, directors, officers and consultants.

(a)	Share option plan:

The share option plan is administered by the Board of Directors. The Board of Directors may determine, in accordance with the terms of the share option plan, the terms relating to each option, including the number of shares, exercise price and expiration date, and the extent to which each option is exercisable during the term of the option. The term of the options granted after November 2005 cannot exceed 5 years (10 years under the previous plan) and will usually vest over three years.

A total of 2,395,185 common shares are reserved for issuance upon exercise of options issued under the share option plan. After taking into account all of the issued options, a further 298,393 common shares are available for issuance under the share option plan as at December 31, 2011.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

26.	Share-based payment arrangements (continued):

(a)	Stock option plan (continued):

The following table summarizes information on share options outstanding at December 31, 2011 and 2010:

	December 31, 2011		December 31, 2010
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Balance, beginning of year	1,069,912	$8.97	1,059,901	$10.07
Granted	215,000	6.39	147,500	5.33
Exercised	(35,885)	3.28	(11,298)	1.71
Forfeitures	(85,211)	10.04	(126,191)	14.64
Expired	(245,750)	16.62	–	–

Balance, end of year	918,066	$6.51	1,069,912	$8.97

Options exercisable, end of year	629,732	$6.59	916,579	$9.53

The outstanding and vested stock options at December 31, 2011 are presented in the table below:

Exercise price	Number of outstanding options	Number of exercisable options	Residual life (years)

$ 1.71	155,066	155,066	1.6
$ 3.96	30,000	30,000	3.2
$ 3.96	160,000	160,000	3.5
$ 14.00	143,000	143,000	0.2
$ 9.64	25,000	25,000	0.4
$ 9.28	50,000	50,000	1.1
$ 7.93	25,000	25,000	1.4
$ 5.55	100,000	33,333	3.6
$ 5.01	25,000	8,333	3.9
$ 6.76	180,000	–	4.2
$ 6.30	25,000	–	4.7

	918,066	629,732

Share-based compensation cost charged against income was $387 for the year ended December 31, 2011 ($242 in 2010). The offsetting credit has been recorded as contributed surplus.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

26.	Share-based payment arrangements (continued):

(a)	Stock option plan (continued):

At the grant date, the fair value of the share options granted during the years ended December 31, 2011 and 2010 was estimated using the Black-Scholes option pricing model using the following assumptions:

	Years ended December 31,
	2011	2010

Risk-free interest rate	1.48% - 2.36%	1.04% - 1.73%
Expected life	4.5 years	4.5 years
Expected volatility	42% - 43%	45%
Weighted-average fair value of each option at grant date	$ 2.44	$ 2.06

Expected volatility is estimated by considering the historic average share price volatility.

(b)	Non-dilutive restricted share unit plans:

(i)	Plan A:

The Company established the RSU - Plan A in February 2008. The RSUs will vest on February 28, 2012, and they will be settled in cash at the end of the vesting period. The settlement amount is based on the Company’s weighted average trading share price during the 90-day period preceding the vesting date and the achievement of certain financial objectives. The number of RSUs awarded would double if the Company met certain additional financial objectives for the year ended December 31, 2011. The additional financial objectives were not met for the year ended December 31, 2011. No common shares will be issued from treasury under such awards and they are, therefore, non-dilutive.

The changes in the outstanding RSU - Plan A for the years ended December 31, 2010 and 2011 were as follows:

	Number of outstanding units	Number of vested units	Residual life (years)

Balance, January 1, 2010	137,000	–
Forfeitures	(8,000)	–
Balance, December 31, 2010	129,000	–
Forfeitures	(4,500)	–

Balance, December 31, 2011	124,500	–	0.2

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

26.	Share-based payment arrangements (continued):

(b)	Non-dilutive restricted share unit plans (continued):

(i)	Plan A (continued):

The compensation expense related to the RSU - Plan A was $599 ($176 in 2010) for the year ended December 31, 2011.

At December 31, 2011, the total liability related to RSU - Plan A was $1,089 ($490 as at December 31, 2010; $314 as at January 1, 2010) and is included in trade and other payables (long-term other payables in 2010).

(ii)	Plan B:

The Company established the RSU - Plan B in March 2009. The RSU - Plan B granted senior executives the option to convert all or part of their 2008 annual performance bonus into RSUs at a price of $4.53 per RSU, corresponding to the weighted average trading share price during the 5-day period preceding the grant date. The RSU will vest on March 12, 2012. The settlement amount is based on the Company’s weighted average trading share price during the 90-day period preceding the vesting date. However, the holder may renounce its RSUs and receive an amount equal to the bonus converted in RSUs at any time prior to the vesting date. No common shares will be issued from treasury under such awards and they are, therefore, non-dilutive.

The changes in the outstanding RSU - Plan B for the years ended December 31, 2010 and 2011 were as follows:

	Number of outstanding units	Number of vested units	Residual life (years)

Balance, January 1, 2010	89,057	–
Forfeitures	(20,415)	–

Balance, December 31, 2010 and 2011	68,642	–	0.2

The compensation expenses related to the RSU - Plan B was $229 ($20 in 2010) for the year ended December 31, 2011.

At December 31, 2011, the total liability related to RSU - Plan B was $605 ($376 as at December 31, 2010; $449 as at January 1, 2010) and is included in trade and other payables (in trade and other payables and long-term other payables in 2010).

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

26.	Share-based payment arrangements (continued):

(b)	Non-dilutive restricted share unit plans (continued):

(iii)	Plan C:

The Company established the RSU - Plan C in December 2010. The RSUs will vest on the date decided by the Board on the grant date and they will be settled in cash at the end of the vesting period. The settlement amount is based on the Company’s weighted average trading stock price during the 90-day period preceding the vesting date. No common shares will be issued from treasury under such awards and they are, therefore, non-dilutive.

The changes in the outstanding RSU - Plan C for the years ended December 31, 2010 and 2011 were as follows:

	Number of outstanding units	Number of vested units	Residual life (years)

Balance, January 1, 2010	–	–
Granted	7,500	–
Balance, December 31, 2010	7,500	–
Granted	7,500	–

Balance, December 31, 2011	15,000	–	2.3

The weighted average grant date fair value of RSU - Plan C in 2011 was $6.67 each ($4.84 each in 2010).

The compensation expense related to the RSU - Plan C was $28 ($1 in 2010) for the year ended December 31, 2011.

At December 31, 2011, the total liability related to RSU - Plan C was $29 ($1 at December 31, 2010) and is included in long-term other payables.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

26.	Share-based payment arrangements (continued):

(c)	Non-dilutive deferred share unit plan:

The Company established a DSU plan in February 2008. The DSU plan has the same features as the RSU - Plan A, except that there is no vesting period and no financial objectives or doubling effect. No common shares will be issued from treasury under such awards and they are, therefore, non-dilutive.

The changes in the outstanding DSU for the years ended December 31, 2010 and 2011 were as follows:

Number of units

Balance, January 1, 2010	62,281
Granted	38,760
Balance, December 31, 2010	101,041
Granted	23,145

Balance, December 31, 2011	124,186

The weighted average grant date fair value of the DSU plan in 2011 was $8.10 each ($4.84 each in 2010).

The compensation expense related to the DSU plan was $575 ($219 in 2010) for the year ended December 31, 2011.

At December 31, 2011, the total liability related to DSU plan was $1,131 ($556 at December 31, 2010; $336 at January 1, 2010) and is included in trade and other payables.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

26.	Share-based payment arrangements (continued):

(d)	Non-dilutive share appreciation right plan:

The Company established a SAR plan in March 2010. The SARs give recipients the right, upon vesting, to receive a cash payment corresponding to the difference between the value of one common share of the Company and the exercise price for each SAR awarded. The term of the right cannot exceed five years and will vest over three years. No common shares will be issued from treasury under such awards and they are, therefore, non-dilutive.

The following table summarizes information on the SAR plan outstanding at December 31, 2011 and 2010:

	December 31, 2011		December 31, 2010
	Number of rights	Weighted average exercise price	Number of rights	Weighted average exercise price

Balance, beginning of year	225,000	$4.68	–	$–
Granted	94,000	6.76	225,000	4.68
Exercised	(24,999)	4.68	–	–
Forfeitures	(28,667)	5.55	–	–

Balance, end of year	265,334	$5.32	225,000	$4.68

The vested SARs at December 31, 2011 are presented in the table below:

Exercise price	Number of outstanding rights	Number of vested rights	Residual life (years)

$ 4.68	183,334	50,001	3.2
$ 6.76	82,000	–	4.2

	265,334	50,001

The compensation expense related to the SAR plan was $733 ($252 in 2010) for the year ended December 31, 2011.

At December 31, 2011, the total liability related to the SAR plan was $985 ($252 as at December 31, 2010) and is included in trade and other payables and long-term other payables (in trade and other payables, and in long-term other payables in 2010).

During the year, the Company paid $17 (nil in 2010) resulting from the exercise of SAR.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

26.	Share-based payment arrangements (continued):

(d)	Non-dilutive share appreciation right plan (continued):

At December 31, 2011, the total intrinsic value of liability related to the SAR plan was $295 (nil at December 31, 2010).

At the grant date, the fair value of the SARs granted was estimated using the Black-Scholes option pricing model using the following assumptions for the years ended December 31, 2011 and 2010:

	Years ended December 31,
	2011	2010

Risk-free interest rate	1.77%	1.73%
Expected life	4.5 years	4.5 years
Expected volatility	42%	45%
Weighted average fair value of each right at grant date	$2.46	$1.83

27.	Operating leases and guarantees:

(a)	Operating leases:

Non-cancellable operating leases are payable as follows:

	December 31, 2011	December 31, 2010

Less than 1 year	$559	$455
Between 1 to 5 years	1,343	655
More than 5 years	1,582	188

	$3,484	$1,298

The Company leases a number of office facilities and office equipment under operating leases. The leases typically run for a period of 1 to 10 years. The Company does not sublet any of its leased properties.

During the year ended December 31, 2011, an amount of $730 ($672 in 2010) was recognized as rent expense in the Company’s net profit in respect of operating leases.

All office facilities leases were entered into within the last two years as combined leases of land and buildings. It was determined that substantially all of the risks and rewards of the building are with the landlord since the land title does not pass to the Company, the rents paid to the landlords of the buildings are increased to market rent at regular intervals, and the Company does not participate in the residual value of the building. As such, the Company determined that all of its leases are operating leases.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

27.	Operating leases and guarantees (continued):

(b)	Guarantees:

The Company has issued bank guarantees amounting to $198 (US$195) ($185 (US$186) in 2010) and $158 (£100) ($155 (£100) in 2010). Historically, the Company has not made any payments related to these guarantees. In addition, the Company does not expect to make any payments for such items. Accordingly, no liabilities have been accrued in the consolidated financial statements for these guarantees.

Management believes the fair value of the non-contingent obligations requiring performance under the guarantees, in the event that specified triggering events or conditions occur, approximates the cost of obtaining the bank guarantee.

28.	Contingencies:

A certain number of claims and lawsuits have been brought against the Company and its subsidiaries. In the opinion of the Company’s management and its subsidiaries, the potential outcome of such claims and lawsuits will not have a materially adverse effect on the Company’s results of operations or its financial position.

29.	Financial instruments:

The Company has exposure to the following risks from its use of financial instruments:

•	credit risk;
•	liquidity risk; and
•	market risk.

This note presents information about the Company’s exposure to each of the above risks, the Company’s objectives, policies and processes for measuring and managing risk, and the Company’s management of capital. Further quantitative disclosures are included throughout these consolidated financial statements.

Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Board of Directors has established the Audit Committee, which is responsible for identifying and monitoring the Company’s risk management policies. The committee reports regularly to the Board of Directors on its activities.

The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

Risk management framework (continued)

The Company’s Audit Committee oversees how management monitors compliance with the Company’s risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by the Company.

(a)	Credit risk:

Credit risk is the risk of an unexpected loss if a customer or counterparty to a financial instrument fails to meet contractual obligations, and it arises primarily from the Company’s trade and other receivables.

The Company also has credit risk relating to cash, cash equivalents, temporary investments and foreign exchange contracts. The Company manages its risk by dealing only with major North American, European and Asian financial institutions having a minimal short-term issue credit rating of A-1 by Standard & Poors (“S&P”) and investing its cash, cash equivalents and temporary investments with a minimum rating of R-1 (middle) by Dominion Bond Rating Service (“DBRS”) rated instruments.

The S&P issues credit ratings on a scale of A-1 to D. Country risk and currency of repayment of the obligor to meet the issue obligation are factored into the credit analysis and reflected in the issue rating. A rating of A-1 indicates that the obligator’s capacity to meet its financial commitment on the obligation is strong.

The DBRS short-term debt rating scale is meant to give an indication of the risk that a borrower will not fulfill its near-term debt obligations in a timely manner on a scale from R-1 (high) to D. Every DBRS rating is based on quantitative and qualitative considerations relevant to the borrowing entity. R-1 rating can range from R-1 (low) to R-1 (high). Short-term rated R-1 (low) is short-term debt of satisfactory quality. The overall strength and outlook for key liquidity, debt, and profitability ratios is not normally as favourable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors that exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry while R-1 (high) is of the highest credit quality, and indicates an entity possessing unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels, and profitability that is both stable and above average. Companies achieving an R-1 (high) rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results, and no substantial qualifying negative factors. Given the extremely tough definition DBRS has established for a R-1 (high), few entities are strong enough to achieve this rating. R-1 (middle) is of superior credit rating and indicates that the capacity for the payment of short-term financial obligations as they fall due is very high and differs from R-1 (high) by a relatively modest degree and unlikely to be significantly vulnerable to future events.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

(a)	Credit risk (continued):

The carrying amount of financial assets represents the Company’s maximum credit exposure. The Company’s exposure to credit risk is mainly influenced by the characteristics of each customer. The demographics of the Company’s customer base, including the default risk of the industry and country in which the customer operates, have less of an influence on the credit risk.

The Company verifies the creditworthiness of each new customer before offering credit terms. Customers that fail to meet the Company’s creditworthiness parameters may only transact with the Company on a prepayment basis. The majority of the Company’s customers have been transacting with the Company for over three years, and the losses have been insignificant during this period. In monitoring customer credit risk, customers are analyzed according to their credit characteristics, including whether they are distributors, systems integrators, and users or broadcasters, geographic location, aging profile and previous financial history.

The Company writes down trade and other receivables to expected realizable value as soon as the account is determined not to be fully collectible with such write-downs charged to net profit unless the loss has been provided for in prior periods, in which case write-offs are applied to reduce the allowance for doubtful accounts. The Company updates its estimates of allowance for doubtful accounts, based on a customer-by-customer evaluation of the collectability of trade and other receivables balances at each balance sheet reporting date, taking into account amounts which are past due, and any available information indicating that a customer could be experiencing liquidity or going concern problems.

The Company’s exposure to credit risk for trade and other receivables by geographic area as at December 31, 2011 and 2010 were as follows:

	December 31, 2011	December 31, 2010

Canada	$1,523	$1,687
United States	20,296	13,039
United Kingdom	4,692	701
Other countries	12,969	12,980

	39,480	28,407

Allowance for doubtful accounts	(634)	(408)
Other receivables	3,701	1,547

	$42,547	$29,546

One customer accounted for 14% of total trade receivables as at December 31, 2011 (one customer accounted for 10% of total trade receivables as at December 31, 2010).

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

(a)	Credit risk (continued):

Based on historical default rates, the Company believes that no impairment allowance is necessary of trade receivables not past due or past due by up to 60 days given that approximately 86% (89% in 2010) of accounts receivable is outstanding for less than 90 days as at December 31, 2011 and relates to customers that have a good payment record with the Company. For trade receivables past due by more than 30 days, these customers accounts are reviewed on a weekly basis to assess whether impairment allowance is necessary.

The movement in allowance for doubtful accounts in respect of trade receivables was as follows:

	December 31, 2011	December 31, 2010

Balance, beginning of year	$408	$481
Bad debt expenses	403	26
Write-off against reserve	(193)	(68)
Effects of movements in foreign exchange rates	16	(31)

Balance, end of year	$634	$408

(b)	Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach in managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risk damage to the Company’s reputation. The Company also manages liquidity risk by continuously monitoring actual and budgeted cash flows. Also, the Board of Directors reviews and approves the Company’s operating and capital budgets, as well as any material transactions out of the ordinary course of business, including proposals on mergers, acquisitions or other major investments or divestitures.

In recent years, the Company has financed its expansion and sales growth mainly through internally generated funds and the IPO offering except for the acquisition of NVISION Inc., (“NVISION”) which was financed partially by a credit facility for a short period in 2009 and for the acquisition of OmniBus which was partially financed by a credit facility in 2010 and 2011. The Company’s credit facilities are described in note 19.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

(b)	Liquidity risk (continued):

The following are the contractual maturities of financial liabilities, excluding derivative financial instruments, as at December 31, 2011 and 2010:

					December 31, 2011

	Carrying amount	Contractual amount	Less than 1 year	1 to 5 years	More than 5 years

Trade and other payables	$25,436	$25,707	$25,144	$563	$–

					December 31, 2010

	Carrying amount	Contractual amount	Less than 1 year	1 to 5 years	More than 5 years

Trade and other payables	$22,081	$22,275	$21,024	$1,251	$–
Loans and borrowings	25,370	27,609	3,896	22,857	856

The Company did not have any derivative financial liabilities as at December 31, 2011 and 2010.

(c)	Market risk:

Market risk is the risk that the changes in the market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposure within acceptable parameters, while optimizing the return on risk.

The Company may occasionally buy and sell derivatives in the ordinary course of business, and also incurs financial liabilities, in order to manage market risk.

(i)	Currency risk:

The Company is exposed to currency risk on revenues and expenses that are denominated in currencies other than the Canadian dollar which is the functional currency of the Company, primarily the US dollar (“USD”), the euro (“EUR”) and British pound (“GBP”). Also, additional earnings variability arises from the translation of monetary assets and liabilities denominated in currencies other than the Canadian dollar at the foreign exchange rate at each consolidated statement of financial position date, the impact of which is reported as foreign exchange gains or losses within net finance expense (income) in the consolidated statements of comprehensive income.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

(c)	Market risk (continued):

(i)	Currency risk (continued):

A portion of the Company’s sales and operating costs are incurred in foreign currencies, mainly the USD, EUR and GBP. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows, by transacting with third parties in the above currencies to the maximum extent possible and practical given its economic hedges in each currency. The Company also uses foreign exchange contracts to hedge a portion of the remaining exposure of its foreign currencies cash flows. Foreign exchange contracts will usually have a maturity of less than one year.

The Company does not use forward foreign exchange contracts for speculative purposes. The Company does not apply hedge accounting, and those derivative contracts are being marked to market at every possible reporting date with changes effected in the consolidated statements of comprehensive income.

The Company’s exposure to currency risk on its consolidated financial statements as at December 31, 2011 and 2010 was as follows:

		December 31, 2011

(In thousands of Canadian dollar)	USD	EUR	GBP

Cash and cash equivalents	$15,591	$8,139	$1,361
Trade and other receivables	26,066	6,676	5,932
Trade and other payables	(8,024)	(286)	(4,384)

	$33,633	$14,529	$2,909

		December 31, 2010

(In thousands of Canadian dollar)	USD	EUR	GBP

Cash and cash equivalents	$9,449	$12,640	$6,386
Trade and other receivables	17,106	7,232	2,645
Trade and other payables	(8,777)	(170)	(2,826)
Loans and borrowings	–	–	(1,120)

	$17,778	$19,702	$5,085

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

(c)	Market risk (continued):

(i)	Currency risk (continued):

The following exchange rates were used during the years ended December 31, 2011 and 2010:

	Year-to-date average rate		Reporting date rate
	2011	2010	2011	2010

USD/CAD	0.99	1.03	1.02	0.99
EUR/CAD	1.36	1.37	1.32	1.33
GBP/CAD	1.59	1.59	1.58	1.55

A five percentage point strengthening of the Canadian dollar against the following currencies at December 31, 2011 and 2010 would have decreased net profit by the amounts shown below. This analysis assumes that all other variables remain constant. A five percent weakening of the Canadian dollar would have an equal but opposite effect on net profit.

		December 31, 2011

(In thousands of Canadian dollar)	USD	EUR	GBP
Decrease in net income	$(1,204)	$(520)	$(104)

		December 31, 2010

(In thousands of Canadian dollar)	USD	EUR	GBP
Decrease in net income	$(623)	$(691)	$(178)

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

(c)	Market risk (continued):

(i)	Currency risk (continued):

The net foreign exchange gain and loss comprises of the following elements for the years ended December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010

(Gain) loss relating to financial instruments, excluding foreign exchange contracts	$(1,826)	$2,498
Gain relating to foreign exchange contracts, including amounts realized on contracts at maturity and changes in fair values of open positions	(215)	(120)

Foreign exchange (gain) loss	$(2,041)	$2,378

(ii)	Interest rate risk:

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company’s interest rate risk is primarily related to the Company’s investment in cash, cash equivalents, temporary investments and loans and borrowings.

The Company holds the majority of its cash and cash equivalents in interest-bearing accounts which are therefore only exposed to future cash flow fluctuations coming from changes in market interest rates. Temporary investments consist of bonds and term deposits with maturity of less than twelve months and are, therefore, also exposed to interest rate risk on fair value. However, fair value risk is not significant considering the relative short period to maturity of these instruments.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

29.	Financial instruments (continued):

(c)	Market risk (continued):

(ii)	Interest rate risk (continued):

The Company’s objective in managing its interest risk is to maximize its return on investment while limiting its exposure by investing in instruments having a minimum rating of A-1 by S&P and a minimum rating of R-1 (middle) by DBRS.

The Company’s interest rate profile on the carrying amount of interest-bearing financial instruments as at December 31, 2011 and 2010 were as follows:

	December 31, 2011	December 31, 2010

Variable rate:
Financial assets	$31,367	$30,486
Financial liabilities	–	(25,370)

Fixed rate:
Financial assets	–	4,999

An increase of 100 basis points in interest rate on variable rate instruments would have increased net profit by $225 for the year ended December 31, 2011 ($158 in 2010). This analysis assumes that all other variables, in particular foreign currency rates, remained constant. A 100 basis point decrease in interest rate would have had an equal but opposite effect on net profit.

The net finance expense is comprised of the following elements for the years ended December 31, 2011 and 2010:

	2011	2010

Recognized in net profit:
Interest income on financial assets designated as loans and receivables	$(152)	$(187)
Interest expense on financial liabilities designated as other financial liabilities	604	332

Net interest expense	$452	$145

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

30.	Capital management:

The Company’s objectives in managing capital are to safeguard the Company’s assets and to ensure sufficient liquidity to pursue its organic growth and expansion strategy, fund its research and development projects and undertake selective acquisitions in order to maximize the return to its shareholders, while at the same time taking a conservative approach towards financial leverage and management of financial risk. The Company’s capital structure consists of equity and loans and borrowings.

The Company’s primary use of capital is to finance increases in non-cash working capital items and capital expenditures. The Company currently funds these requirements by its self-generated cash flows.

The Company intends to maintain a flexible capital structure in order to finance its ongoing growth and take advantage of acquisition opportunities and respond to changes in economic conditions.

The Company’s objectives for capital for the 2011 and 2010 fiscal years include:

Ratios	Objectives	2011	2010

Long-term debt to capital ratio	Not to exceed 0.3 to 1.0	0.0 to 1.0	0.2 to 1.0

Current assets to current liabilities ratio	A minimum of 2.0 to 1.0	2.7 to 1.0	2.7 to 1.0

There were no changes in the Company’s capital management during the year.

The Company is subject to compliance with certain financial ratios under its Canadian authorized credit facilities. As at December 31, 2011, the Company did not draw on its credit facilities ($24,250 as at December 31, 2010). As at December 31, 2010, the Company was in compliance with these financial ratios.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

31.	Related parties:

Transactions with key management:

The key management personnel of the Company are the members of Board of Directors and certain senior officers which include the chief operating decision makers (“CODM”). They control 5% (5% in 2010) of the voting shares of the Company.

The key management personnel participate in the Company’s share option plan, RSU plans, DSU plan and SAR plan (see note26 (a) to (d)).

Key management personnel compensation is comprised of the following for the years ended December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010

Short-term employee benefits	$3,372	$2,798
Share-based payments	1,708	635

	$5,080	$3,433

32.	Group entities:

The Company’s significant subsidiaries as at December 31, 2011 and 2010 and January 1, 2010 are as follows:

			Ownership interest

	Country of incorporation	December 31, 2011	December 31, 2010	January 1, 2010

Miranda MTI Inc.	USA	100%	100%	100%
Miranda Technologies (G.V.D.) LLC.	USA	100%	100%	100%
Miranda Technologies France S.A.S.	France	100%	100%	100%
Miranda Technologies Ltd.	UK	100%	100%	100%
Miranda Technologies (PA) Ltd. (1)	UK	100%	100%	–
Miranda Technologies Asia Ltd.	Hong Kong	100%	100%	100%
Miranda Asia K.K.	Japan	100%	100%	100%
Miranda Technologies Singapore Pte. Ltd. (2)	Singapore	100%	100%	–
Miranda Technologies Malaysia Sdn. Bhd. (3)	Malaysia	100%	100%	–
Omnibus Systems Inc. (4)	USA	–	100%	–

(1)	Miranda Technologies (PA) Ltd. (formerly known as Omnibus Systems Limited) was acquired by Miranda Technologies Inc. on September 8, 2010.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

32.	Group entities (continued):

(2)	Miranda Technologies Singapore Pte. Ltd. (formerly known as Omnibus Systems Pte. Ltd.) was acquired by Miranda Technologies Inc. on September 8, 2010.

(3)	Miranda Technologies Malaysia Sdn. Bhd. (formerly known as Omnibus Systems Sdn. Bhd.) was acquired by Miranda Technologies Inc. on September 8, 2010.

(4)	Omnibus Systems Inc. was acquired by Miranda Technologies Inc. on September 8, 2010 and merged with Miranda MTI Inc. on February 28, 2011.

33.	Transition to IFRS:

As stated in note 2 (a), these are the Company’s first annual consolidated financial statements prepared in accordance with IFRS. The Company has applied IFRS 1 and the accounting policies set out in note 3 have been applied in preparing the consolidated financial statements for the year ended December 31, 2011, the comparative information presented in these consolidated financial statements for the year ended December 31, 2010, and in the preparation of an opening IFRS consolidated statement of financial position at January 1, 2010, which is the Company’s date of transition.

In preparing these consolidated financial statements in accordance with IFRS 1, the Company applied the mandatory exceptions and certain of the optional exemptions from full retroactive application of IFRS.

The Company elected to apply the following optional exemptions from full retroactive application:

(i)	Business combination:

The Company has elected not to apply IFRS 3, Business Combinations (“IFRS 3”) retrospectively to business combinations that occurred prior to January 1, 2010 (the date of transition to IFRS). Accordingly, the Company has continued with the same accounting treatment of the business combinations under Canadian GAAP. The application of the exemption is detailed in note 33 (c) below.

(ii)	Borrowing costs:

The Company has elected to apply the transitional provisions of IAS 23, Borrowing Costs (“IAS 23”) to qualifying assets that occurred since the date of transition to IFRS. The application is detailed in note33 (d) below.

(iii)	Share-based payment:

The Company has elected to apply the share-based payment exemption. It applied IFRS 2, Share-based Payment (“IFRS 2”) from January 1, 2010 to those share options that were issued after November 7, 2002 but that had not vested by January 1, 2010. The application of the exemption is detailed in note 33 (g) below.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

(iv)	Designation of financial assets and financial liabilities:

The Company has elected to re-designate cash and cash equivalents and temporary investments from held-for-trading category to loans and receivables.

As required by IFRS 1, estimates made under IFRS at the date of transition must be consistent with estimates made for the same date under Canadian GAAP (its previous GAAP), unless there is evidence that those estimates were in error.

In preparing its opening IFRS consolidated statement of financial position, the Company has adjusted amounts reported previously in the consolidated financial statements prepared in accordance with Canadian GAAP.

An explanation of how the transition from previous GAAP to IFRS has affected the Company’s consolidated financial position, financial performance and cash flows is set out in the following tables and the notes that accompany the tables.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Reconciliation of equity

					January 1, 2010
	Note		Canadian GAAP	IFRS adjust- ments	IFRS reclassi- fications (i)	IFRS

Assets

Current assets
Cash and cash equivalents			$29,264	$–	$–	$29,264
Temporary investments			19,904	–	–	19,904
Trade and other receivables			24,955	–	646	25,601
Inventories			14,512	–	–	14,512
Income taxes and tax credits receivable			5,808	–	–	5,808
Prepaid expenses and other	(e	)	1,552	98	–	1,650
Deferred tax assets			979	–	(979)	–

			96,974	98	(333)	96,739

Tax credits receivable			1,870	–	–	1,870
Property, plant and equipment	(d	), (e)	30,725	(890)	(726)	29,109
Intangible assets			20,234	–	726	20,960
Goodwill			20,562	–	–	20,562
Deferred tax assets	(e	), (h)	–	–	485	485

Total assets			$170,365	$(792)	$152	$169,725

Liabilities

Current liabilities
Trade and other payables	(f	)	$16,261	$–	$(2,756)	$13,505
Provisions	(e	)	–	130	1,941	2,071
Deferred revenue			2,327	–	–	2,327
Income taxes payable			1,239	–	–	1,239
Loans and borrowings			9	–	–	9

			19,836	130	(815)	19,151

Other payables	(f	)	–	17	538	555
Provisions	(e	)	–	10	923	933
Deferred revenue			3,601	–	–	3,601
Loans and borrowings			136	–	–	136
Deferred tax liabilities	(d	), (e), (f), (h)	10,489	(1,871)	(494)	8,124

Total liabilities			34,062	(1,714)	152	32,500

Equity

Share capital			103,165	–	–	103,165
Contributed surplus	(g	)	4,491	(78)	–	4,413
Retained earnings	(d	), (e), (f), (g), (h)	28,647	1,000	–	29,647

Total equity			136,303	922	–	137,225

Total liabilities and equity			$170,365	$(792)	$152	$169,725

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Reconciliation of equity (continued)

				December 31, 2010
	Note	Canadian GAAP	IFRS adjust- ments	IFRS reclassi- fications (i)	IFRS

Assets

Current assets
Cash and cash equivalents		$30,486	$–	$–	$30,486
Temporary investments		4,999	–	–	4,999
Trade and other receivables	(c)	28,979	5	562	29,546
Inventories		20,405	–	–	20,405
Income taxes and tax credits receivable	(c)	5,200	107	–	5,307
Prepaid expenses and other	(e)	1,953	113	–	2,066
Deferred tax assets		1,416	–	(1,416)	–

		93,438	225	(854)	92,809

Tax credits receivable		9,350	–	–	9,350
Property, plant and equipment	(d), (e)	32,617	(1,019)	(675)	30,923
Intangible assets		38,754	–	675	39,429
Goodwill	(c)	45,472	(1,253)	–	44,219
Deferred tax assets	(c), (e), (h)	–	–	579	579

Total assets		$219,631	$(2,047)	$(275)	$217,309

Liabilities

Current liabilities
Trade and other payables	(c), (f)	$24,438	$(155)	$(3,144)	$21,139
Provisions	(e)	–	(55)	1,863	1,808
Deferred revenue		5,934	–	–	5,934
Income taxes payable		2,329	–	–	2,329
Loans and borrowings		3,119	–	–	3,119

		35,820	(210)	(1,281)	34,329

Other payables	(f)	–	90	852	942
Provisions	(e)	–	(27)	991	964
Deferred revenue		3,590	–	–	3,590
Loans and borrowings		22,251	–	–	22,251
Deferred tax liabilities	(d), (e), (f), (h)	16,516	(1,907)	(837)	13,772

Total liabilities		78,177	(2,054)	(275)	75,848

Equity

Share capital		98,103	–	–	98,103
Contributed surplus	(g)	4,707	(52)	–	4,655
Retained earnings	(c), (d), (e), (f), (g), (h)	40,301	23	–	40,324
Accumulated other comprehensive loss	(c)	(1,657)	36	–	(1,621)

Total equity		141,454	7	–	141,461

Total liabilities and equity		$219,631	$(2,047)	$(275)	$217,309

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Reconciliation of comprehensive income for the year ended December 31, 2010

	Note	Canadian GAAP	IFRS adjust- ments	IFRS reclassi- fications (i)	IFRS

Revenue		$143,673	$–	$–	$143,673
Cost of sales	(e), (f), (g)	58,807	(55)	51	58,803
Gross profit		84,866	55	(51)	84,870

Selling, general and administrative expenses	(c), (d), (e) (f), (g)	46,968	1,117	3,162	51,247
Research and development expenses, net of tax credits	(c), (f), (g)	15,104	32	2,782	17,918
Other expenses (income)		8,366	–	(8,366)	–
Results from operating activities		14,428	(1,094)	2,371	15,705

Finance income	(e), (f)	–	(42)	(702)	(744)
Finance costs	(e)	–	71	3,073	3,144
Net finance expense		–	29	2,371	2,400
Profit before income taxes		14,428	(1,123)	–	13,305

Income tax expense (recovery)	(c), (d) (e), (f), (h)	2,197	(146)	–	2,051

Net profit for the period		12,231	(977)	–	11,254

Other comprehensive income (loss):
Foreign currency translation differences for foreign operations, net of taxes	(c)	1,657	(36)	–	1,621
Total comprehensive income (loss) for the period	(c), (d) (e), (f), (h)	$10,574	$(941)	$–	$9,633

Earnings per share:
Basic		$0.55			$0.50
Diluted		0.54			0.50

There are no material differences between the consolidated statement of cash flows presented under IFRS and the consolidated statement of cash flows under Canadian GAAP.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Notes to the reconciliations:

(a)	Reconciliation of equity:

	January 1, 2010	December 31, 2010

Equity under Canadian GAAP	$136,303	$141,454

Adjustments:
Business combination	–	(706)
Property, plant and equipment and borrowing costs	(721)	(800)
Provisions, contingent loss and contingent assets	(42)	132
Share-based payments	(12)	(118)
Income taxes	1,697	1,499

Equity under IFRS	$137,225	$141,461

(b)	Reconciliation of comprehensive income:

Year ended December 31, 2010

Comprehensive income under Canadian GAAP	$10,574

Adjustments:
Business combination	(706)
Property, plant and equipment and borrowing costs	(79)
Provisions, contingent liabilities and contingent assets	174
Share-based payments	(132)
Income taxes	(198)

Comprehensive income under IFRS	$9,633

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Notes to the reconciliations (continued):

(c)	Business combinations:

The Company has elected under IFRS 1 not to apply IFRS 3 retrospectively to business combinations that occurred prior to January 1, 2010. Accordingly, the Company has continued with the same accounting treatment of the business combinations under Canadian GAAP. As a condition under IFRS 1 for applying this exemption, goodwill relating to business combinations that occurred prior to January 1, 2010 was tested for impairment. No impairment existed at the date of transition.

For all business combinations that occurred on and subsequent to January 1, 2010, the acquisitions were accounted for in accordance with the requirements of IFRS 3. The required acquisition-related costs incurred in the business acquisition of OmniBus were expensed in the period in which these expenses were incurred. Under Canadian GAAP, acquisition-related costs were capitalized and were included in the purchase price of the business acquisition.

The impacts arising from the change above is summarized as follows:

	Year ended December 31, 2010

Consolidated statements of comprehensive income
Reversal of accrued acquisition costs:
Selling, general and administrative		$(1,057)
Income taxes recovery		315
Other comprehensive income:
Foreign exchange translation differences for foreign operations		36

Adjustment to comprehensive income		$(706)

	January 1, 2010	December 31, 2010

Consolidated statements of financial position
Trade and other receivables	$–	$5
Goodwill	–	(1,253)
Trade and other payables	–	230
Related tax effect	–	312

Adjustment to equity	$–	$(706)

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Notes to the reconciliations (continued):

(d)	Property, plant and equipment and borrowing costs:

Component accounting

Under IFRS, the Company applied component accounting to the significant separable component parts of its buildings since guidance is provided on evaluating the cost of a component, replacement of a component and the level at which component accounting is required.

Capitalized borrowing costs

Under Canadian GAAP, the Company capitalized borrowing costs as incurred. Since the Company choose to apply IAS 23 to qualifying assets that occurred since the date of transition, the borrowing cost previously capitalized under Canadian GAAP need to be derecognized on the date of transition.

The impacts arising from the changes above are summarized as follows:

		Year ended December 31, 2010

Consolidated statements of comprehensive income
Depreciation expense:
Selling, general and administrative		$(111)
Income taxes recovery		32

Adjustment to comprehensive income		$(79)

	January 1, 2010	December 31, 2010

Consolidated statements of financial position
Property, plant and equipment	$(919)	$(1,030)
Related tax effects	198	230

Adjustment to equity	$(721)	$(800)

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Notes to the reconciliations (continued):

(e)	Provisions, contingent liabilities and contingent assets:

Site restoration

This provision represents the obligation to restore a leased premise to its original state upon termination of the lease. In accordance with IFRS, a provision for site restoration in respect of estimated costs is measured differently compared to Canadian GAAP.

The impacts arising from the change above is summarized as follows:

	Year ended December 31, 2010

Consolidated statements of comprehensive income
Cost of sales		$65
Selling, general and administrative		166
Finance income		4
Finance costs		(16)
Income taxes expense		(45)

Adjustment to comprehensive income		$174

	January 1, 2010	December 31, 2010

Consolidated statements of financial position
Prepaid expenses and other	$98	$113
Property, plant and equipment	29	11
Provisions	(130)	55
Long-term provisions	(10)	27
Related tax effects	(29)	(74)

Adjustment to equity	$(42)	$132

(f)	Share-based payment - Liability instruments:

Under IFRS, the Company’s RSU - Plan B and SAR plan, cash-settled share-based payments have characteristics similar to a stock option plan where the holder of a RSU and/or SAR benefits from the increase in share price but not subject to downside risk. Therefore, the RSUs and SARs are accounted for similarly to a share option plan at estimated fair value using the Black-Scholes option pricing model. Under previous Canadian GAAP, the liability was recorded at the market value of share price at the reporting date.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Notes to the reconciliations (continued):

(f)	Share-based payment - Liability instruments (continued):

The impacts arising from the change above is summarized as follows:

	Year ended December 31, 2010

Consolidated statements of comprehensive income
Cost of sales		$(14)
Selling, general and administrative		(93)
Research and development, net of tax credits		(24)
Finance income		38
Finance costs		(55)
Income taxes expense (recovery)		42

Adjustment to comprehensive income		$(106)

	January 1, 2010	December 31, 2010

Consolidated statements of financial position
Trade and other payables	$–	$(75)
Other payables	(17)	(90)
Related tax effects	5	47

Adjustment to equity	$(12)	$(118)

(g)	Share-based payment - Equity instruments:

In certain situations, stock-based awards vest in instalments over a specified vesting period. When the only vesting condition is service from the grant date to the vesting date of each tranche awarded, then each instalment should be accounted for as a separate share-based payment arrangement under IFRS, otherwise known as graded vesting. Under Canadian GAAP, the Company elected to consider the arrangement as a single award with a vesting period based on the average vesting period of the instalments and recognize the compensation expense over the vesting period of the award.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Transition to IFRS (continued):

Notes to the reconciliations (continued):

(g)	Share-based payment - Equity instruments (continued):

The impacts arising from the change above is summarized as follows:

	Year ended December 31, 2010

Consolidated statements of comprehensive income
Cost of sales		$4
Selling, general and administrative		(22)
Research and development, net of tax credits		(8)

Adjustment to comprehensive income		$(26)

	January 1, 2010	December 31, 2010

Consolidated statements of financial position
Contributed surplus	$78	$52
Retained earnings	(78)	(52)

Adjustment to equity	$–	$–

(h)	Deferred tax assets and liabilities

Intercompany transactions

Under IFRS, deferred tax assets or liabilities are recognized for differences in tax rates between jurisdictions as a result of intercompany transactions. Consequently, the deferred tax is computed using the tax rate applicable to the purchaser and the tax paid by the seller is not deferred. The tax effects would not be fully eliminated if parties to the transaction have different tax rates. Alternatively, under previous Canadian GAAP, the buyer is prohibited from recognizing deferred taxes for the difference in tax bases between jurisdictions. Any income tax effects to the seller, including taxes paid and tax effects of any reversal of temporary differences that occur as a result of the intercompany sale, are deferred and recognized upon sale to third party.

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Explanation of transition to IFRS (continued):

Notes to the reconciliations (continued):

(h)	Deferred tax assets and liabilities (continued):

Foreign currency

The Company has subsidiaries for which the functional currency differs from the currency in which their taxable profit or loss is determined. In such case, changes in the exchange rate give rise to temporary differences that result in a recognized deferred tax liability or asset for non-monetary assets that are remeasured into the functional currency using historical exchange rates under IFRS. Under Canadian GAAP, the deferred tax is not recognized for those integrated foreign operations under the same circumstances.

Measurement

In accordance with IFRS, the Company has recognized and measured less tax liabilities related to income tax uncertainties based on a probability-weighted average of the possible outcomes. Under Canadian GAAP, the Company recognized a liability for uncertain taxes only if they were probable of occurring and the probability of occurrence was not considered in the measurement of such liabilities.

The impacts arising from the changes above are summarized as follows:

	Year ended December 31, 2010

Consolidated statements of comprehensive income
Income taxes expense (recovery)		$(198)

Adjustment to comprehensive income		$(198)

	January 1, 2010	December 31, 2010

Consolidated statements of financial position
Related tax effects	$1,697	$1,499

Adjustment to equity	$1,697	$1,499

MIRANDA TECHNOLOGIES INC.

Notes to the Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010 and as at January 1, 2010

(In thousands of Canadian dollars, except share and per share amounts)

33.	Explanation of transition to IFRS (continued):

Notes to the reconciliations (continued):

(i)	IFRS reclassifications:

Deferred tax assets

Under IFRS, as per IAS 1, Presentation of Financial Statements, deferred tax assets and liabilities cannot be classified as current on the statements of financial position. Under Canadian GAAP, when assets and liabilities were segregated between current and non-current, the deferred tax assets and liabilities were segregated. The effect was to reclassify deferred tax assets from current to non-current of $1,416 as at December 31, 2010 and $979 as at January 1, 2010.

Trade and other payables

Under IFRS, in accordance with IAS 1, Presentation of Financial Statements, certain non-trade payables have been reclassified from current to non-current liabilities on the statements of financial position. In addition, certain payables have been reclassified from trade and other payables to current and non-current provisions on the statements of financial position.

Statement of comprehensive income

Under IFRS, in accordance with IAS 1, Presentation of Financial Statements, an analysis of expenses is required, either by nature or by function, on the face of the statements of comprehensive income. The Company has elected to present the analysis of expenses by function. Depreciation and amortization expenses are allocated within each function to which it relates. Under Canadian GAAP, there was no requirement for expenses to be classified according to their nature or function.